Exhibit 99.3

Aethlon Medical Announces $12.425 Million Registered Direct Offering Priced

At-the-Market Under Nasdaq Rules

SAN DIEGO, June 10, 2021 /PRNewswire/ -- Aethlon Medical, Inc. (Nasdaq:AEMD), a medical device technology company focused on unmet needs in global health, today announced that it has entered into a definitive agreement with a single institutional investor for the purchase in a registered direct offering of 1,380,555 shares of its common stock, at a purchase price per share of $9.00, priced at-the-market under Nasdaq rules.

The closing of the offering is expected to occur on or about June 14, 2021, subject to the satisfaction of customary closing conditions.

Maxim Group LLC is acting as the exclusive placement agent for the offering.

The gross proceeds to Aethlon, before deducting placement agent fees and other offering expenses, are expected to be approximately $12.425 million. Aethlon intends to use the net proceeds from this offering for working capital and other general corporate purposes.

The shares of common stock are being offered by Aethlon pursuant to a "shelf" registration statement on Form S-3 that was originally filed on March 19, 2020 and declared effective by the Securities and Exchange Commission ("SEC") on March 30, 2020 and the base prospectus contained therein (File No. 333-237269). The offering of the shares of common stock is being made only by means of a prospectus supplement that forms a part of the registration statement. A final prospectus supplement and accompanying base prospectus relating to the shares of common stock being offered will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying base prospectus may be obtained, when available, on the SEC's website at http://www.sec.gov or by contacting Maxim Group LLC, 405 Lexington Avenue, New York, NY 10174, Attention: Syndicate Department, or via email at syndicate@maximgrp.com or telephone at (212) 895-3745.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Company Update

Aethlon also announced that on June 9, 2021 it sold 626,000 shares in the open market under its At the Market Offering Agreement with H.C. Wainwright & Co., LLC, pursuant to the Company's shelf registration statement on Form S-3 (Registration Statement No. 333-237269), as previously filed with the Securities and Exchange Commission and declared effective on March 30, 2020. Additionally, pursuant to the exercise of outstanding warrants on June 9, 2021, Aethlon will issue approximately 1.12 million shares of common stock to the warrant holders.

About Aethlon and the Hemopurifier®

Aethlon is focused on addressing unmet needs in global health. The Aethlon Hemopurifier is a clinical-stage immunotherapeutic device designed to combat cancer and life-threatening viral infections. In cancer, the Hemopurifier is designed to deplete the presence of circulating tumor-derived exosomes that promote immune suppression.

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The Hemopurifier® is an FDA designated "Breakthrough Device" related to the treatment of individuals with advanced or metastatic cancer who are either unresponsive to or intolerant of standard of care therapy, and with cancer types in which exosomes have been shown to participate in the development or severity of the disease. Under an Investigational Device Exemption (IDE) application, in October 2019, the FDA approved an Early Feasibility Study (EFS), which is the device equivalent of a Phase 1 clinical trial for a drug or biologic, in a single center, open label trial in 10 to 12 subjects. The study is evaluating the HEMOPURIFIER® for reducing cancer-associated exosomes prior to the administration of standard-of-care pembrolizumab (KEYTRUDA®), which is a first-line therapy for patients with recurrent and/or metastatic squamous cell carcinoma of the head and neck. The EFS is being conducted at the University of Pittsburgh Medical Center Hillman Cancer Center.

The Hemopurifier also holds a Breakthrough Device designation related to life-threatening viruses that are not addressed with approved therapies. In June 2020, the FDA approved an amendment to Aethlon's existing open IDE for the Hemopurifier in life threatening viral infections, to allow for the treatment of patients with SARS-CoV-2/COVID-19 infection. This will allow for up to 40 of these patients to be treated under a new Early Feasibility Study protocol at up to 20 clinical sites in the United States.

Aethlon also owns 80% of Exosome Sciences, Inc., which is focused on the discovery of exosomal biomarkers to diagnose and monitor cancer and neurological disease progression.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. Statements containing words such as "may," "believe," "anticipate," "expect," "intend," "plan," "project," "will," "projections," "estimate," "potentially" or similar expressions constitute forward-looking statements. Such forward-looking statements are subject to significant risks and uncertainties and actual results may differ materially from the results anticipated in the forward-looking statements. These forward-looking statements are based upon Aethlon's current expectations and involve assumptions that may never materialize or may prove to be incorrect. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with market conditions, the satisfaction of customary closing conditions related to the offering and use of proceeds, as well as risks and uncertainties associated with Aethlon's business and financial condition in general, including the risks and uncertainties described in Aethlon's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2020, and in Aethlon's other filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Aethlon undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Contacts

Jim Frakes, CFO
jfrakes@aethlonmedical.com
858-459-7800 extension 3300

SOURCE Aethlon Medical, Inc.

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